Exhibit 10.1

Second Amendment to

The Progressive Corporation

Executive Separation Allowance Plan

(2006 Amendment and Restatement)

WHEREAS, The Progressive Corporation Executive Separation Allowance Plan (“Plan”) is currently maintained pursuant to the 2006 Amendment and Restatement; and

WHEREAS, it is deemed desirable to amend the Plan further;

NOW, THEREFORE, effective May 22, 2009, the Plan is hereby amended as set forth below:

1.	Sections 2.1 and 2.3 are hereby amended and restated in their entirety to provide as follows:

“2.1 An Eligible Employee shall be entitled to receive a separation allowance under this Plan if (i) Progressive terminates his/her employment for reasons other than resignation (including retirement), death, disability (except as provided in Section 2.3 below), leave of absence or discharge for Cause, and (ii) the Eligible Employee signs a Termination Agreement and General Release and delivers it to the Company within forty-five (45) days after the Eligible Employee’s Separation Date.

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2.3 Notwithstanding the preceding provisions of this Section 2, no Eligible Employee shall be entitled to receive a separation allowance if he/she is on a medical or other leave of absence, except for an Eligible Employee who, on his or her Separation Date, is receiving long-term disability benefits under the Applicable Group Insurance Plan or is on a qualifying leave pursuant to the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, or any other local, state or federal law pursuant to which the Eligible Employee has a lawful right to a separation allowance upon termination of employment or resignation due to Job Change.”

2.	Section 4.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

“4.1 An Eligible Employee whose employment has been terminated under the Plan may elect to continue his/her and his/her dependents’ medical, dental and vision coverages, if any, under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), as further provided in the Applicable Group Insurance Plan (to the extent he/she and his/her dependents were receiving such coverages immediately prior to his/her Separation Date), for the period provided in the Applicable Group Insurance Plan and subject to the terms and conditions thereof. If a terminated Eligible Employee who is entitled to a separation allowance under the preceding provisions of this Plan elects to continue his/her and/or his/her dependents’ medical, dental and/or vision coverages under the Applicable Group Insurance Plan, the Eligible Employee’s Participating Employer will pay the cost of continuing such coverages for a period not to exceed the number of weeks of Compensation used in computing the amount of his/her separation allowance under Section 3.1 above, provided that the Eligible Employee makes payments to the Participating Employer at such times as the Participating Employer shall specify equal to the contributions the Eligible Employee would have had to make for those coverages for such period had he/she continued to receive those coverages as an active employee during such period, all as determined by the Participating Employer.”

3.	Section 3 of the Executive Separation Agreement and General Release attached to the Plan as Exhibit A is hereby amended and restated in its entirety to provide as follows:

“3. Executive shall be entitled to continue his/her and his/her dependents’ medical, dental and vision coverages under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as further provided in The Progressive Health, Life and Disability Benefits Plan (“Group Insurance Plan”), for the period specified in the Group Insurance Plan, subject to the terms, conditions and limitations of the Group Insurance Plan. If Executive elects to continue any of such coverages, Employer shall pay the cost of continuing such coverages for a period not to exceed the number of weeks of Compensation used in computing the amount of the Executive’s Separation Allowance under Section 1 above, provided that Executive makes payments to Employer at such times as Employer shall specify equal to the contributions the Executive would have had to make for those coverages for such period had he/she continued to receive those coverages as an active Executive during such period, all as determined by Employer. Executive also shall be entitled to the conversion privileges, if any, applicable to his/her life insurance and/or other coverages under the Group Insurance Plan.”

4.	Except as expressly set forth in this Amendment, the terms and provisions of the Plan shall remain entirely unchanged and continue in full force and effect.

IN WITNESS WHEREOF, the Company has hereunto caused this Amendment to be executed by its duly authorized representative as of the 22nd day of May, 2009.

The Progressive Corporation

By:

Title:

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